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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the inclusion and incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of our reports dated January 31, 1996 included in this Registration Statement and in CFI ProServices, Inc. Form 10-K for the year ended December 31, 1995 and to the incorporation by reference into this Registration Statement of
(1) our report dated December 15, 1995 relating to the financial statements of Culverin Corporation included in CFI ProServices, Inc. Form 8-K/A dated November 21, 1995 and (2) our report dated June 1, 1996 relating to the financial statements of Input Creations, Inc. included in CFI ProServices, Inc. Form 8-K/A-1 dated April 1, 1996 and to all references to our Firm included in this Registration Statement.

                                          ARTHUR ANDERSEN LLP

Portland, Oregon
December 2, 1996